UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2005

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Road Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2005, Watson Wyatt & Company (the “Company”), the principal operating subsidiary of Watson Wyatt & Company Holdings,  amended and restated its existing $50 million credit facility (the “Old Credit Facility”) to provide for a new revolving credit facility in an aggregate principal amount of $300 million (the “New Credit Facility”). SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc. acted as Lead Arranger and its affiliate SunTrust Bank acts as Administrative Agent and as a lender under both the Old Credit Facility and the New Credit Facility.  A copy of the New Credit Facility is filed as Exhibit 99.1 hereto and is incorporated by reference.

The Company has issued letters of credit totaling $7.485 million under the Old Credit Facility. The Company’s obligations under these letters of credit will continue as obligations under the New Credit Facility.  The Company has no other borrowing outstanding under the Old Credit Facility.

General

The New Credit Facility consists of a revolving credit facility of $300 million, including a “Swingline” facility of $10 million and a $25 million subfacility for letters of credit. Swingline borrowings and letters of credit would be 100% reserved against borrowing availability under the New Credit Facility. The revolving credit facility may be used to finance working capital needs, to fund permitted acquisitions (including the pending acquisition of assets and assumption of liabilities of Watson Wyatt LLP), to make permitted investments (including repurchases of the common stock of Watson Wyatt & Company Holdings) and for other general corporate purposes. The New Credit Facility will mature on June 30, 2010.

As of July 11, 2005 the Company had no borrowings outstanding under the New Credit Facility other than the letters of credit issued under the Old Credit Facility.  The Company anticipates that borrowings from the New Credit Facility will fund approximately $90 million of the consideration to be paid to Watson Wyatt LLP upon consummation of the pending acquisition.

Interest Rate, Fees And Expenses

Revolving borrowings under the New Credit Facility initially bear interest at the Company’s option at LIBOR plus 0.75% or a base rate. As of July11, 2005, the interest rate in effect was 4.11% for the LIBOR loan and 6.25% for the base rate loan. Interest on base rate loans will be paid quarterly in arrears. Interest on LIBOR loans will be paid on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period. Borrowings under the Swingline facility bear interest at a rate determined by the Company and the lending bank at the time of borrowing. The unused portion of the New Credit Facility is subject to an annual fee equal to 0.15% of the unused portion. The interest rate margin and the fee on the unused portion of the New Credit Facility is subject to adjustment after October 1, 2005 based on a ratio of total indebtedness to EBITDA.

In connection with the New Credit Facility, the Company is required to pay administrative fees, commitment fees and certain expenses and to provide certain indemnities, all of which the Company believes are customary for financings of this type.

Covenants

The New Credit Facility requires the Company to comply with the following financial covenants:

•                  The Company must maintain a ratio of indebtedness to EBITDA of not greater than 2.50:1.00;

•                  The Company must maintain a ratio of EBITR to the sum of interest expense and lease expense of not less than 1.75:1.00; and

•                  The Company must maintain its net worth equal to 85% of  a baseline reflecting net worth at June 30, 2005 plus 50% of cumulative consolidated net income thereafter, subject to specified adjustments.

These covenants are applied on a consolidated basis and are subject to qualifications and exclusions as described in the New Credit Facility.

The New Credit Facility also contains affirmative and negative covenants customary for such financings, including negative covenants relating to limitations on, among other things:

•                  indebtedness;

•                  liens;

•                  mergers, acquisitions and asset sales;

•                  loans and investments;

•                  dividends on, and redemptions and repurchases of, capital stock;

•                  transactions with affiliates;

•                  sale and leaseback transactions; and

•                  hedging transactions.

Guarantees and Pledge of Subsidiaries’ Stock

Watson Wyatt & Company Holdings and the subsidiaries named below (the “Subsidiaries”) have unconditionally guaranteed the repayment of borrowings under the New Credit Facility and certain other obligations of the Company. The obligations of the Company and the guarantors under the New Credit Facility are secured by a pledge of the stock of the Company and the Subsidiaries. The Subsidiaries consist of Watson Wyatt Insurance Consulting, Inc., Watson Wyatt Investment Consulting, Inc., Watson Wyatt International, Inc,  and Wyatt Data Services, Inc. If in the future any other subsidiary of the Company meets the thresholds established in the New Credit Facility (constituting 2% or more of the assets or 2% or more of the accounts receivable of Watson Wyatt & Company Holdings on a consolidated basis) the Company is obligated to pledge the stock of such subsidiary and to cause such subsidiary to provide a guarantee comparable to that provided by the Subsidiaries.

Events of Default

The New Credit Facility contains events of default, including, but not limited to:

•                  nonpayment of principal, interest, fees or other amounts when due;

•                  violation of covenants;

•                  failure of any representation or warranty to be true in all material

•                  respects when made or deemed made;

•                  cross acceleration and cross default;

•                  change of control;

•                  bankruptcy events; and

•                  material judgments.

Some of these events of default allow for grace periods and materiality thresholds.  If an event of default occurs and is continuing, the administrative agent may terminate the revolving loan commitments and declare all principal and accrued interest immediately due and payable and exercise other remedies.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.	The following exhibit is furnished with this report:

Exhibit No.	Description
99.1

Amended and Restated Revolving Credit Agreement dated as of July 11, 2005 among Watson Wyatt & Company, as borrower, the several lenders from time to time party thereto, and SunTrust Bank as administrative agent.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: July 14, 2005	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer

Date: July 14, 2005	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer